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                                                                   EXHIBIT 3.1.2


                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                   CAPSTAR RADIO BROADCASTING PARTNERS, INC.

                        (Incorporated on August 5, 1980)

              (Pursuant to Section 242 of the General Corporation
                         Law of the State of Delaware)

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         Capstar Radio Broadcasting Partners, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies:

         FIRST, that the board of directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment to the Amended and Restated Certificate of Incorporation of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

                 RESOLVED, that the Board of Directors of the Corporation deems and declares advisable an amendment to the Amended and Restated Certificate of Incorporation of the Corporation to amend Article Four to read in its entirety as follows; and that such amendment be submitted to the stockholders of the Corporation for their consideration and approval:

                                  ARTICLE FOUR

                                AUTHORIZED STOCK

                 The total number of shares of all classes of stock which the corporation shall have authority to issue is 1,500,000,000 shares of Common Stock of the par value of One Cent ($.01) per share.

         SECOND, that in lieu of a meeting and vote of the sole stockholder of the Corporation, the stockholder of the Corporation has given written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.

         THIRD, that the previously stated amendment to the Amended and
Restated Certificate of Incorporation of the Corporation was duly adopted by the sole stockholder of the Corporation in accordance with the provisions of
Section 242 and of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, the undersigned has executed this Certificate this
28th day of  January, 1998.

                                                    CAPSTAR RADIO BROADCASTING
                                                    PARTNERS, INC.



                                                    By: /s/ R. Steven Hicks
                                                       -----------------------
                                                       R. Steven Hicks
                                                       Chief Executive Officer